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                                                                     EXHIBIT 4.4



                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") made and entered into as of this 27th day of February, l998, by and among Asset Alliance Corporation ("Parent") a Delaware corporation, and John I. Bloomberg, Robert M. Poole, Daniel P. Wimsatt and Richard Hornbuckle and Steven Brase (each a "Shareholder" and together, the "Shareholders").

         WHEREAS, the Parent and the Shareholders are parties to the Merger Agreement, dated as of February 20, 1998, by and among the Parent, Asset Alliance Bricoleur Merger Co. Inc., a Delaware corporation ("Newco"), Bricoleur Capital Management LLC, a Delaware limited liability company ("LLC"), Bricoleur Capital Management, Inc., a Utah corporation (the "Company"), and the Shareholders (the "Merger Agreement") pursuant to which the Shareholders will receive, among other consideration, pro rata in accordance with their interests in the shares of the Company, 2,880,000 shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock") and $5,850,000 in principal amount of convertible subordinated debentures (the "Debentures") of the Parent in the form attached to the Merger Agreement. As used in this Agreement, the term "Shares" refers to the shares of Parent Common Stock acquired pursuant to the Merger Agreement, any Parent Common Stock to be acquired upon conversion of the Debentures and, if applicable, upon exercise of the Option granted to the Shareholders pursuant to Section 2.8(d) of the Merger Agreement and any capital stock of the Company issued by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, such Parent Common Stock that Shareholder has requested to be so registered; and

         WHEREAS, the Shareholders have requested that, in connection with the Merger Agreement, the Parent provide a means of registering the Parent Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), and the Parent is willing to provide such registration as provided herein;
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                  NOW, THEREFORE, in consideration of the premises and the
agreements herein contained, the parties hereto agree as follows:

                  1. Piggyback Registrations.

                           (a) Right to Piggyback. Whenever the Parent proposes to register any of its equity securities under the Securities Act and the registration form to be used may be used for the registration of Shares (a "Piggyback Registration"), the Parent will give prompt written notice to all Shareholders of its intention to effect such a registration and will, subject to paragraphs (b), (c) and (d) below, include in such registration all Shares held by any Shareholder who holds in excess of 1% of the then outstanding Shares (each, an ("Eligible Shareholder") with respect to which the Parent has received written requests for inclusion therein within 15 days after the receipt of the Parent's notice.

                           (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Parent (whether or not also on behalf of holders of the Parent's securities), and the managing underwriters advise the Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Parent will include in such registration (i) first, the securities the Parent proposes to sell, (ii) second, the Shares requested to be included in such registration, pro rata among the requesting Eligible Shareholders, and (iii) third, other securities requested to be included in such registration.

                           (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Parent's securities, and the managing underwriters advise the Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Parent will include in such registration (i) first, the securi-


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         ties requested to be included therein by the holders demanding such registration and, (ii) second, the Shares requested to be included in such registration, pro rata among the requesting Eligible Shareholders and (iii) third, other securities requested to be included in such registration.

                           (d) Nothing in this Section 1 will prohibit the Parent, in its sole discretion, from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate the registration related thereto.

                  2. Selection of Underwriters. If any offering pursuant to a Registration Statement is an underwritten offering, the Parent will select a managing underwriter or underwriters to administer the offering.

                  3. Registration Expenses. All expenses incident to the Parent's performance of or compliance with its obligations under this Agreement (excluding underwriting discounts, selling commissions and brokerage fees, which will be paid by the Shareholders) will be paid by the Parent, regardless of whether Shares are sold pursuant to any registration statement filed pursuant to
Section 1 above (a "Registration Statement").

                  4. Indemnification; Contribution.

                           (a) Indemnification by the Parent. The Parent agrees to indemnify each Shareholder and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or allegedly untrue statement of material fact contained in any Registration Statement, any prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or a preliminary prospectus, in light of the circumstances then existing) not mis-


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         leading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to the Parent by such indemnified party or its counsel expressly for use therein. Notwithstanding the foregoing provisions of this paragraph (a), the Parent will not be liable to any Shareholder, any person who participates as an underwriter in the offering or sale of Shares or any other person, if any, who controls such holder or underwriter (within the meaning of the Securities Act), under the indemnity agreement in this paragraph (a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Shareholder's or other person's failure to send or give a copy of the final prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Shares to such person if such statement or omission was corrected in such final prospectus and the Parent has previously furnished copies thereof to such Shareholder.

                           (b) Indemnification by Shareholders. In connection with the Registration Statement, each participating Shareholder will furnish to the Parent in writing such information, including with respect to the name, address and the amount of Shares held by such Shareholder, as the Parent reasonably requests for use in such Registration Statement or the related prospectus and agrees to indemnify and hold harmless the Parent, all other prospective holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances then existing) not misleading,


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         but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Shareholder furnished in writing to the Parent by such Shareholder or its counsel specifically for inclusion therein.

                           (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 4 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any lia-


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         bility for any settlement made without its consent (which will not be unreasonably withheld).

                           (d) Contribution. If the indemnification from the indemnifying party provided for in this Section 4 is unavailable to the indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) above, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public


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         exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares of such Shareholder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           5. Participation in Underwritten Registrations. No Shareholder may participate in any underwritten offering hereunder unless such Shareholder (i) agrees to sell his Shares on the basis provided in any underwriting arrangements approved by the Parent in its reasonable discretion and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                           6. Rule 144. For a period of one year following the date of the completion of the "firm underwritten" offering of Shares contemplated by Section 2.8(m) of the Merger Agreement (or such shorter period as may permit the sale of Shares under Rule 144 under the Securities Act without regard to the requirement of "current public information"), the Parent covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission ("SEC") thereunder (or, if the Parent is not required to file such reports, it will, upon the request of any Shareholder make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities
         Act), and it will take such further action as any Shareholder may reasonably request, all to the extent required from time to


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         time to enable such Shareholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Shareholder, the Parent will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

                           7. Remedies. Each Shareholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

                           8. Parties in Interest; No Third Party Beneficiaries.

                           (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of the Parent and the Shareholders hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties.

                           (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any person except the parties hereto and their heirs, successors and permitted assigns.

                           9. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such subject matter.

                           10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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                           11. Headings. The section headings contained in this
         Agreement are for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

                           12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles of such jurisdiction.

                           13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery if personally delivered or tele-copied (with confirmation of receipt), the next day, if delivered by nationally-recognized overnight express service, or five (5) days, if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                           (a)      If to the Parent to:

                                    Asset Alliance Corporation
                                    800 Third Avenue
                                    16th Floor
                                    Telephone Number:  212-207-8786
                                    Facsimile Number:  212-207-8785
                                    Attn:  Arnold Mintz

                                    with copy to:

                                    Skadden, Arps, Slate, Meagher & Flom
                                    919 Third Avenue

                                    New York, NY 10022
                                    Telephone Number: (212) 735-3000
                                    Facsimile Number: (212) 735-2000
                                    Attn: Richard T. Prins, Esq.

                           (b) If to Shareholders, to the addresses provided to the Parent at the closing of the Merger Agreement.


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         or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement, on the day and year first above written.

                                    ASSET ALLIANCE CORPORATION



                                    By: /s/ Arnold L. Mintz
                                        -----------------------------------
                                        Arnold L. Mintz
                                        Executive Vice President



                                    /s/ John I. Bloomberg
                                    -------------------------
                                    John I. Bloomberg

                                    /s/ Robert M. Poole
                                    -------------------------
                                    Robert M. Poole

                                    /s/ Daniel P. Wimsatt
                                    -------------------------
                                    Daniel P. Wimsatt

                                    /s/ Steven A. Brase
                                    -------------------------
                                    Steven A. Brase

                                    /s/ Richard J. Hornbuckle
                                    -------------------------
                                    Richard J. Hornbuckle